Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-222158) and Form S-8 (Nos. 333-231238, 333-211880, 333-181075, 333-26049, 333-91879, 333-60480, 333-82926, 333-106265, 333-134690, 333-124882, 333-109405, 333-166642, and 333-166641) of Corning Incorporated of our report dated February 14, 2020, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of Corning Incorporated, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

New York, New York

February 14, 2020

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